UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

125 Spring Street
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 6, 2006, NitroMed, Inc. (the “Company”) entered into a restated offer letter (the “Letter”) with Manuel Worcel, M.D.  The Letter provides that in connection with Dr. Worcel’s resignation as the Company’s Chief Medical Officer, effective as of January 5, 2006, Dr. Worcel’s title will change from Chief Medical Officer to Medical and Scientific Advisor, and that Dr. Worcel’s status will change from full time employee to part time employee of the Company.  Pursuant to the Letter, Dr. Worcel will receive an annual base salary of $200,000 based upon two full time days of service per week and will be entitled to continue to participate in any and all bonus and benefit programs of the Company under which Dr. Worcel is then eligible to participate.  In addition, Dr. Worcel shall receive up to six months of continued base salary payments as severance in the event that his employment is terminated by the Company without cause.  Any outstanding options to purchase shares of the Company’s common stock held by Dr. Worcel prior to the date of the Letter will continue to vest in accordance with the terms of the applicable option agreements for so long as Dr. Worcel continues to be an employee of the Company.

The foregoing summary of the Letter is qualified in its entirety by reference to the Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Offer Letter by and between NitroMed, Inc. and Manuel Worcel, M.D. dated as of January 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: January 12, 2006	By:	/s/ Lawrence E. Bloch, M.D., J.D.

Lawrence E. Bloch, M.D., J.D.
Chief Financial Officer, Chief Business
Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter by and between NitroMed, Inc. and Manuel Worcel, M.D. dated as of January 6, 2006.